                             STOCKHOLDERS AGREEMENT

            This STOCKHOLDERS AGREEMENT, dated as of December 20, 1999 (this "Agreement"), is made and entered into among Honeywell International Inc., a Delaware corporation ("Parent"), HII-2 Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Purchaser"), and the stockholders identified on the signature page hereof ("Stockholders").

                                    RECITALS:

            A. Parent, Purchaser and Pittway Corporation, a Delaware corporation ("Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Purchaser will merge with and into Company (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement. Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Merger Agreement.

            B. As of the date hereof, Stockholders, in the aggregate, beneficially own and are entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the shares of Class A Stock, of the par value of $1.00 per share (the "Class A Shares"), of Company and the shares of Common Stock, of the par value of $1.00 per share ("Common Stock"), of Company identified on Appendix A hereto (the shares of Common Stock and the shares of Class A Stock are sometimes referred to together as the "Shares" and such Shares, together with any other shares of capital stock of Company the beneficial ownership of which is acquired by Stockholders during the period from and including the date hereof through and including the earlier of (i) the expiration of the Option Period (as defined herein) and (ii) the expiration of this Agreement, but less approximately 250,000 shares in the aggregate which are identified on Appendix A as being reserved for charitable contributions and are thus outside the coverage of this Agreement, are collectively referred to herein as "Subject Shares").

            C. Pursuant to the Merger Agreement, Purchaser shall commence a cash tender offer (the "Offer") to purchase at a price of $45.50 per Share all outstanding Shares, including all of the Subject Shares.

            D. As a condition and inducement to Parent's and Purchaser's willingness to enter into the Merger Agreement, Parent and Purchaser have requested that Stockholders agree, and Stockholders have agreed, to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               AGREEMENT TO TENDER

            Section 1.1 Agreement to Tender. Promptly following the commencement of the Offer, Stockholders shall tender, in accordance with the terms of the Offer, all Subject Shares then owned by them. Stockholders shall not withdraw from the Offer any Subject Shares tendered pursuant to the Offer unless and until the Merger Agreement is terminated.

                                   ARTICLE II

                                     OPTION

            Section 2.1 (a) Grant of Option. Stockholders hereby grant to Parent an irrevocable option (the "Option") to purchase the Subject Shares on the terms and subject to the conditions set forth herein, at a price per Subject Share equal to $45.50 in cash or any higher price paid or to be paid by Parent and Purchaser pursuant to the Offer (such price being referred to as the "Option Consideration").

            (b) When Option Exercisable. The Option shall become exercisable (unless earlier terminated) from and after the time and date of the Option Triggering Event. The "Option Triggering Event" is the first to occur of the following: (x) the termination by the Company of the Merger Agreement pursuant to Section 7.1(c)(ii) other than a termination, prior to 5:00 p.m. (New York time) on February 20, 2000, in connection with a Superior Proposal (as hereinafter defined) from any party (or an affiliate of such party) which made an Acquisition Proposal or gave an Indication of Interest prior to 12:00 p.m. (New York time) on February 3, 2000 (such time and date, the "Initial Offer Expiration Date"), (y) the termination by Parent of the Merger Agreement pursuant to Section 7.1(d)(iii) other than a termination, prior to 5:00 p.m. (New York time) on February 20, 2000, in connection with a Superior Proposal from any party (or an affiliate of such party) which made an Acquisition Proposal or gave an Indication of Interest prior to the Initial Offer Expiration Date, (z) the termination by the Company or Parent of the Merger Agreement pursuant to Section 7.1(b)(i) if prior to such termination there shall have been publicly announced an Acquisition Proposal that is financially superior to the Offer and Merger (either at the time it is made or at any time prior to the termination of the Merger Agreement) or Indication of Interest (a "Superior Proposal") and (zz) the termination by Parent of the Merger Agreement pursuant to Section 7.1(d)(ii) as a result of the Company's willful material breach of a covenant in the Merger Agreement if prior to such breach the Company shall have received a Superior Proposal.

            (c) When Option Terminates. The Option shall terminate (whether or not it shall have become exercisable) on the time and date of the first to occur of the following: (x) the purchase of Shares in the Offer, (y) any termination of the Merger Agreement on or prior to the Initial Offer Expiration Date, (z) the termination of the Merger Agreement after the Initial Offer Expiration Date other than in connection with an Option Triggering Event, (zz) 100 days after the beginning of the Option

Period and (zzz) the Initial Offer Expiration Date if, as of such date, there shall have been no publicly announced Acquisition Proposal or Indication of Interest and all conditions, other than the Minimum Condition, shall have been satisfied. The period beginning at the time and date the Option shall become exercisable and ending on the time and date the Option shall terminate is referred to herein as the "Option Period."

            Section 2.2 Exercise of Option. (a) Parent may exercise the Option, in whole but not in part, at any time during the Option Period. Notwithstanding anything in this Agreement to the contrary, Parent shall be entitled to purchase all Subject Shares in accordance with the terms hereof during the Option Period, and the expiration of the Option Period shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such expiration.

            (b) If Parent wishes to exercise the Option, it shall deliver to Stockholders a written notice (an "Exercise Notice") to that effect which specifies a date (an "Option Closing Date") (not earlier than three business days after the date such Exercise Notice is delivered and not later than the last day of the Option Period) for the consummation of the purchase and sale of such Subject Shares (an "Option Closing"). If the Option Closing cannot be effected on the Option Closing Date specified in the Exercise Notice by reason of a preliminary or final injunction or any other applicable judgment, decree, order, law or regulation, or because any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall not have expired or been terminated, the Option Closing Date specified in the Exercise Notice shall be extended to the fifth business day following the elimination of all such impediments but in no event shall the Option Closing Date be later than the last day of the Option Period. The place of the Option Closing shall be at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 and the time of the Option Closing shall be 10:00 a.m. (New York Time) on the Option Closing Date.

            Section 2.3 Payment and Delivery of Certificates. At the Option Closing, Parent shall pay to Stockholders the Option Consideration payable in respect of the Subject Shares to be purchased from Stockholders at the Option Closing, and Stockholders shall deliver to Parent such Subject Shares, free and clear of all Liens, with the certificate or certificates evidencing such Subject Shares being duly endorsed for transfer by Stockholders and accompanied by all powers of attorney and/or other instruments necessary to convey valid and unencumbered title thereto to Parent, and shall, to the extent permissible, assign to Parent (pursuant to a written instrument in form and substance satisfactory to Parent) all rights that Stockholders may have to require Company to register such Subject Shares under the Securities Act of 1933, as amended (the "Securities Act"). Transfer taxes, if any, imposed solely as a result of the exercise of the Option shall be borne by Purchaser.

            Section 2.4 Rescission of Exercise. If the Option is exercised and, for any reason, neither Purchaser nor any third-party shall have acquired 100% of the Shares by a date which is nine months after such exercise at a price per Share equal to or greater than the Option Consid-eration, then at the election of all of the Stockholders (upon five-days notice given within ten months after such exercise) the Option exercise shall be rescinded. Upon any such rescission, the Stockholders shall return to Parent the aggregate Option Consideration (plus investment income, if any, realized thereon) and Parent shall return to the Stockholders the Subject Shares free and clear of any encumbrances, etc. (plus any dividends (and investment income, if any, realized thereon)). Throughout the period during which the Option is subject to rescission, Parent and Purchaser shall take no action which would (i) adversely affect the voting rights in respect of the Subject Shares, but Parent shall be entitled to exercise full voting rights related to the Subject Shares or (ii) cause the Company to make or pay any special dividends or distributions. The foregoing notwithstanding, the provisions of this Section 2.4 shall not apply if Purchaser or one of its affiliates makes, following the exercise of the Option and during such nine month period, an offer to all holders of Shares to purchase any or all of their Shares at a price per Share equal to or greater than the Option Consideration, which offer shall be subject to no conditions other than the absence of an injunction.

            Section 2.5 Adjustment upon Changes in Capitalization, Etc. In the event of any change in the capital stock of Company by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, extraordinary distribution or similar transaction, the type and number or amount of shares, securities or other property subject to the Option, and the Option Consideration payable therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of the Option the type and number or amount of shares, securities or property that Parent would have retained and/or been entitled to receive in respect of the Subject Shares if the Option had been exercised immediately prior to such event relating to Company or the record date therefor, as applicable. The provisions of this Section 2.4 shall apply in a like manner to successive stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or extraordinary distributions or similar transactions.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            Section 3.1 Certain Representations and Warranties of Stockholders. Stockholders represent and warrant to Parent and Purchaser as follows:

            (a) Ownership. Stockholders are the sole record and beneficial owner of the Class A Shares and the shares of Common Stock identified on Appendix A hereto and have, in the aggregate, full and unrestricted power to dispose of and to vote such Shares, subject to applicable securities laws. Stockholders do not beneficially own any securities of Company on the date hereof other than such Shares (excluding for these purposes any Shares subject to unexercised stock options and other awards under Company plans). Stockholders, in the aggregate, together with William Harris Investors, Inc. in its capacity as investment advisor, have sole voting power and sole power to issue instructions with respect to the matters set forth in Articles I and II hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. As of the date hereof, the Subject Shares entitle the holders thereof to cast not less than 4,488,330 votes and a majority of the votes entitled to be cast by all holders of Common Stock.

            (b) Power and Authority; Execution and Delivery. Each Stockholder has all requisite legal capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholders and the consummation by Stockholders of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholders. This Agreement has been duly executed and delivered by Stockholders and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Stockholders, enforceable against Stockholders in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

            (c) No Conflicts. The execution and delivery of this Agreement do not, and, subject to compliance with the HSR Act, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) conflict with or result in any breach of any organizational documents applicable to Stockholders or (ii) conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on Stockholders, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) impair the ability of Stockholders to perform Stockholders' obligations under this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

            (d) No Encumbrances. Except as applicable in connection with the transactions contemplated by the Recitals hereto or Article II hereof, the Subject Shares and the certificates representing the Subject Shares are now, and at all times during the term hereof will be, held by Stockholders, or by a nominee or custodian for the benefit of Stockholders, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever ("Liens"), except for any such encumbrances arising hereunder. Upon exercise of the Option, Parent shall acquire the Subject Shares, free and clear of all Liens.

            (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholders.

            Section 3.2 Representations and Warranties of Parent and Purchaser. Parent and Purchaser hereby represent and warrant to Stockholders that:

            (a) Power and Authority; Execution and Delivery. Parent and Purchaser each has all requisite legal capacity, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming that this Agreement constitutes the valid and binding obligation of Stockholders, constitutes a valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

            (b) No Conflicts. The execution and delivery of this Agreement do not, and, subject to compliance with the HSR Act, to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) conflict with or result in any breach of any organizational documents applicable to Parent or Purchaser or (ii) conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on Parent or Purchaser, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (i) impair the ability of Parent and Purchaser to perform their obligations under this Agreement or (ii) prevent or delay the consummation of any of the transactions contemplated hereby.

            (c) Purchase Not for Distribution. The Option and the Subject Shares to be acquired upon exercise of the Option are being and shall be acquired by Parent without a view to public distribution thereof otherwise than in compliance with the Securities Act and applicable state securities laws and shall not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws and except in compliance with Sections 2.4 and 5.7 hereof.

                                   ARTICLE IV

                                CERTAIN COVENANTS

                 Section 4.1 Certain Covenants of Stockholders.

            (a) Restriction on Transfer of Subject Shares, Proxies and Noninterference. From and after the date hereof and prior to expiration of the Option Period, Stockholders shall not, directly or indirectly: (A) except pursuant to the terms of this Agreement and for the tender of Subject Shares in the Offer and for sales, transfers and gifts to other Stockholders which do not affect the status of the Subject Shares hereunder, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares; (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney (other than in connection with the Company's year 2000 annual meeting or to facilitate performance hereunder), deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares; or (C) willfully take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Stockholders to perform Stockholders' obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or by the Merger Agreement, except as permitted by this Agreement.

            (b) Releases. Each Stockholder hereby fully, unconditionally and irrevocably releases, effective as of the Effective Time, any and all claims (other than claims for dividends) and causes of action that Stockholder has or may have, in its capacity as a stockholder of Company, against Company or any of its Subsidiaries or any present or former director, officer, employee or agent of Company or any of its Subsidiaries (collectively, the "Released Parties") arising or resulting from or relating to any act, omission, event or occurrence prior to the Effective Time.

            (c) No Solicitation. Each Stockholder shall not, in its capacity as a Stockholder, directly or indirectly, encourage, solicit or initiate discussions or negotiations with any person or entity (other than Parent or any affiliate of Parent) concerning any business combination merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving Company or any Subsidiary, division or operating or principal business unit of Company. If any Stockholder receives any inquiry or proposal with respect thereto, then such Stockholder shall promptly inform Parent of the existence thereof. Prior to the beginning of the Option Period, the Stockholders, in their capacity as Stockholders, may respond to any such inquiry or proposal; after the beginning of the Option Period, the Stockholders shall not respond to any such inquiry or proposal. Each Stockholder will immediately cease and cause to be terminated existing activities, discussions or negotiations (if any) with any parties conducted heretofore with respect to any of the foregoing. Nothing contained herein shall prohibit any Stockholder from acting in its capacity as an officer and/or director. Actions taken in conformity with this subsection (c) shall not be a violation of subsection (a).

            (d) Reliance by Parent. Each Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

            Section 5.1 Fees and Expenses. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

            Section 5.2 Amendment; Termination. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement shall terminate at the end of the Option Period (other than the provisions of Section 1.1 which shall terminate in accordance with its terms) or, if the Merger Agreement is terminated prior to Initial Offer Expiration Date, upon the termination of the Merger Agreement. Notwithstanding the foregoing, the obligations of Parent under Section 5.12 shall survive any termination of this Agreement.

            Section 5.3 Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            Section 5.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person other than the parties any rights or remedies; provided, however, that the provisions of Section 4.1(b) are intended to inure to the benefit of, and to be enforceable by, the Released Parties.

            Section 5.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

            Section 5.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier or telecopy (providing proof of delivery) to the address set forth below (or, in each case, at such other address as shall be specified by like notice).

If to Parent or Purchaser:

                              Honeywell International Inc.
                              101 Columbia Road
                              Morristown, New Jersey 07962
                              Attention:  Office of the General Counsel
                              Telecopy:  (973) 455-4217

            with a copy (which shall not constitute notice) to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York, New York  10022
                              Attention: David J. Friedman
                              Telecopy:  (212) 735-2000

If to Stockholders: The persons identified on Appendix B hereto.

            Section 5.7 Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholders (other than transfers permitted by clause (A) of Section 4.1(a) hereof) without the prior written consent of Parent, or by Parent (other than to a direct or indirect wholly-owned subsidiary) without the prior written consent of the Stockholders, and any such assignment or delegation that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including without limitation any person to whom any Subject Shares are sold, transferred, assigned or passed, whether by operation of law or otherwise and no such sale, transfer, assignment or passing shall relieve a Stockholder of its obligations hereunder).

            Section 5.8 Confidentiality. Stockholders recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, Stockholders hereby agree not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law. In such event, Stockholders will, to the extent reasonably practicable, notify and consult with Parent concerning any such disclosure. Nothing contained herein shall prohibit any Stockholder from acting in its capacity as an officer and/or director.

            Section 5.9 Further Assurances. Stockholders shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Parent or Purchaser in order to ensure that Parent and Purchaser receive the full benefit of this Agreement.

            Section 5.10 Enforcement. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware).

            Section 5.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            Section 5.12 Limited Indemnity. Parent shall indemnify the Stockholders against any reasonable legal expenses (but not against liability) incurred by all such Stockholders, in their capacity as such, as a result of any litigation (or threat of litigation) directly or indirectly related to this Agreement up to $100,000 in the aggregate and one-half of any such expenses in excess of $100,000.

            Section 5.13 Several and Not Joint. The obligations of, and representations and warranties made by, each Stockholder shall be several and not joint and shall relate only to the Shares beneficially owned by such Stockholder.

            Section 5.14 Preservation of Special Voting Rights. To the extent that the terms of this Agreement would cause the shares of Common Stock to lose their special voting rights, the terms of this Agreement shall be deemed modified ab initio, in whole or in part, to the extent, but only to the extent, necessary so that the shares of Common Stock do not lose their special voting rights.

            Section 5.15 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            Section 5.16 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                            [signature page follows]

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.


                              HONEYWELL INTERNATIONAL INC.

                              By:____________________________________
                              Name:
                              Title:        General Counsel


                              HII-2 ACQUISITION CORP.

                              By:_____________________________________
                              Name:
                              Title:

                              STOCKHOLDERS:


                              WILLIAM HARRIS INVESTORS, INC.

                              By:_____________________________________
                              Name:
                              Title:

                                                                      Appendix A
                                                                      ----------
                                                                    Page 1 of 10

                               Pittway Corporation
                                  Class A Stock
                           Share Ownership Information
                           ---------------------------

                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote       Contribution
-----------              -----     ----------   ----------      -------       -------       ------------
Bern, LP                  417,180                 417,180                     417,180          22,822
St. Louis, LP             530,808                 530,808                     530,808          29,039
Daniel Meyer Trust         59,324                  59,324                      59,324           3,245
Thomas Meyer               58,190                  58,190                      58,190           3,183
James Polsky               10,360                  10,360                      10,360             567
Jack Polsky                10,768                  10,768                      10,768             589
Charles Polsky              9,790                   9,790                       9,790             536
George Polsky               7,390                   7,390                       7,390             404
Jean Polsky                 1,508                   1,508                       1,508              83
V.Polsky Tr fbo James      39,120                  39,120                      39,120           2,140
V.Polsky Tr fbo Jack       39,120                  39,120                      39,120           2,140
V.Polsky Tr fbo Charles    39,120                  39,120                      39,120           2,140
V.Polsky Tr fbo George     39,120                  39,120                      39,120           2,140
V.Polsky Tr fbo Jean       39,120                  39,120                      39,120           2,140
V.Polsky Tr fbo Jean          488                     488                         488              27
I.Harris Tr fbo Jean P.     4,890                   4,890                       4,890             268
R.Harris CL Trust A        17,300                  17,300                      17,300             946
R.Harris CL Trust B        17,300                  17,300                      17,300             946
R.Harris CL Trust C        17,300                  17,300                      17,300             946
Nancy Meyer Trust          34,702                  34,702                      34,702           1,898
Mary A. Barrows Wark      109,682                 109,682                     109,682           6,000
Patricia B. Rosbrow        39,740                  39,740                      39,740           2,174
Donna E. Barrows          102,186                 102,186                     102,186           5,590
Robert L. Barrows         131,258                 131,258                     131,258           7,180

                                                                      Appendix A
                                                                      ----------
                                                                    Page 2 of 10

                               Pittway Corporation
                                  Class A Stock
                           Share Ownership Information
                           ---------------------------

                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
Wilikenia, LP             495,506                 495,506                     495,506          27,107
Tr u/w Mildred fbo
   P.B. Rosbrow             5,946                   5,946                       5,946             325
Tr u/w Mildred fbo
   W.H. Barrows             5,940                   5,940                       5,940             325
Jerome Kahn Jr.             8,880                   8,880                       8,880             486
Irving Harris Foundation   36,000                  36,000                      36,000           1,970
Joan Harris Rev. Trust      6,000                   6,000                       6,000             328
Harris Foundation         660,934                 660,934                     660,934          36,157
Ben Harris Inv. Trust       3,020                   3,020                       3,020             165
I.Harris Tr fbo B.Harris    1,956                   1,956                       1,956             107
I.Harris Tr fbo D.Harris    1,956                   1,956                       1,956             107
W.W.Harris 1976 Trust
   fbo B. Harris           47,222                  47,222                      47,222           2,583
W.W.Harris 1976 Trust
   fbo D. Harris           46,622                  46,622                      46,622           2,551
W.W.Harris 1975 Trust
   fbo B. Harris              978                     978                         978              54
W.W.Harris 1975 Trust
   fbo D. Harris Daniel       978                     978                         978              54
Sid Barrows Grand-
   Children Trust           4,262                   4,262                       4,262             233
Sid Barrows & June H.
   Barrows Foundation      35,000                  35,000                      35,000           1,915

                                                                      Appendix A
                                                                      ----------
                                                                    Page 3 of 10

                               Pittway Corporation
                                  Class A Stock
                           Share Ownership Information
                           ---------------------------

                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
2029, LP                  436,786                 436,786                     436,786          23,895
I.Harris Foundation A      16,667                  16,667                      16,667             912
The Summer Fund            33,333                  33,333                      33,333           1,824
Neison Harris Trust       452,030    452,030                     452,030                       24,729
King Harris Trust         427,340    427,340                     427,340                       23,378
King Harris 401K           39,633     39,633                      39,633
Bette D. Harris Trust     257,798    257,798                     257,798                       14,103
Toni Paul Agency Trust    280,619                 280,619                      280,619         15,352
Katherine P Harris Trust  341,970    341,970                     341,970                       18,708
Bette D. Harris Trust
   For John Harris         26,634                  26,634                       26,634          1,457
Bette D. Harris Trust
   For Charles Paul         8,681                   8,681                       8,681             475
Bette D. Harris Trust
   For Kelly Paul           8,681                   8,681                       8,681             475
Bette D. Harris Trust
   For Alan Paul            8,680                   8,680                       8,680             475
Bette D. Harris Trust
   For Laurie Paul          8,680                   8,680                       8,680             475
K.Harris Childrens Trust   81,662                  81,662                      81,662           4,467
Toni Paul Children's
   Trust for C. Paul       15,860                  15,860                      15,860             868
Toni Paul Children's
   Trust for K. Paul       15,860                  15,860                      15,860             868

                                                                      Appendix A
                                                                      ----------
                                                                    Page 4 of 10

                               Pittway Corporation
                                  Class A Stock
                           Share Ownership Information
                           ---------------------------

                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
Toni Paul Children'
   Trust for A. Paul       15,860                  15,860                      15,860              868
Toni Paul Children's
   Trust for L. Paul       15,860                  15,860                      15,860              868
Pam Szokol Trust           48,843     48,843                      48,843                         2,672
Wm. J. Friend Trust       111,488                 111,488                     111,488            6,099
Wm. J. Friend 401K          2,538      2,538                       2,538
Scott Friend Trust         49,608                  49,608                      49,608            2,714
John B. Harris Trust       19,026                  19,026                      19,206            1,041
K. Harris Custodian
   For Charles Paul         7,004      7,004                       7,004                           383
K. Harris Custodian
   For Kelly Paul           6,762      6,762                       6,762                           370
Resurgent Investors LP     29,160     29,160                      29,160                         1,595
K.P. Harris Family Fd
   For P.F. Szokol         61,383                  61,383                      61,383            3,358
K.P. Harris Family Fd
   For S.C. Friend         61,383                  61,383                      61,383            3,358
King Harris Family Fd
   For John Harris        186,552                 186,552                     186,552           10,205
Toni Paul Family Fd
   For C.H. Paul           52,214                  52,214                      52,214            2,856



                                                                      Appendix A
                                                                      ----------
                                                                    Page 5 of 10

                               Pittway Corporation
                                  Class A Stock
                           Share Ownership Information
                           ---------------------------

                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
Toni Paul Family Fd
   For K.L. Paul           52,214                  52,214                      52,214           2,856
Toni Paul Family Fd
   For A.H. Paul           52,214                  52,214                      52,214           2,856
Toni Paul Family Fd
   For L.B. Paul           52,214                  52,214                      52,214           2,856
                        ---------  ---------    ---------      ---------    ---------        --------
Total Class A Stock     6,422,201  1,613,078    4,809,123      1,613,078    4,809,123         349,026
                        ---------  ---------    ---------      ---------    ---------        --------


[FN]
*Note: To the extent that any Stockholder shall utilize less than this full number of reserved shares, the number of reserved shares for another Stockholder may be increased. In no event, shall the aggregate number of shares reserved by all Stockholders shares be increased.

                                                                      Appendix A
                                                                      ----------
                                                                    Page 6 of 10

                               Pittway Corporation
                                  Common Stock
                           Share Ownership Information
                           ---------------------------


                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote       Contribution
-----------              -----     ----------   ----------      -------       -------       ------------
Bern, LP                  303,992                 303,992                     303,992           5,748
St. Louis, LP             356,324                 356,324                     356,324           6,737
Daniel Meyer Trust         36,396                  36,396                      36,396             688
Thomas Meyer               41,192                  41,192                      41,192             779
James Polsky                6,276                   6,276                       6,276             119
Jack Polsky                 6,608                   6,608                       6,608             125
Charles Polsky              6,008                   6,008                       6,008             113
George Polsky               4,536                   4,536                       4,536              86
Jean Polsky                   926                     926                         926              17
V.Polsky Tr fbo James      24,000                  24,000                      24,000             454
V.Polsky Tr fbo Jack       24,000                  24,000                      24,000             454
V.Polsky Tr fbo Charles    24,000                  24,000                      24,000             454
V.Polsky Tr fbo George     24,000                  24,000                      24,000             454
V.Polsky Tr fbo Jean       24,000                  24,000                      24,000             454
V.Polsky Tr fbo Jean          300                     300                         300               6
I.Harris Tr fbo Jean P.     3,000                   3,000                       3,000              57
R.Harris CL Trust A        30,500                  30,500                      30,500             577
R.Harris CL Trust B        30,500                  30,500                      30,500             577
R.Harris CL Trust C        30,500                  30,500                      30,500             557
Nancy Meyer Trust          39,696                  39,696                      39,696             750
Mary A. Barrows Wark       82,902                  82,902                      82,902           1,567
Patricia B. Rosbrow        80,452                  80,452                      80,452           1,521
Donna E. Barrows           79,256                  79,256                      79,256           1,498
Robert L. Barrows          80,528                  80,528                      80,528           1,522

                                                                      Appendix A
                                                                      ----------
                                                                    Page 7 of 10

                               Pittway Corporation
                                  Common Stock
                           Share Ownership Information
                           ---------------------------


                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
Wilikenia, LP             303,992                 303,992                     303,992           5,748
Tr u/w Mildred fbo
   P.B. Rosbrow             3,648                   3,648                       3,648              69
Tr u/w Mildred fbo
   W.H. Barrows             3,644                   3,644                       3,644              69
Jerome Kahn Jr.               540                     540                         540              10
Harris Foundation         394,440                 394,440                     394,440           7,457
Ben Harris Inv. Trust       1,854                   1,854                       1,854              35
I.Harris Tr fbo B.Harris    1,200                   1,200                       1,200              23
I.Harris Tr fbo D.Harris    1,200                   1,200                       1,200              23
W.W.Harris 1976 Trust
   fbo B. Harris           62,100                  62,100                      62,100           1,174
W.W.Harris 1976 Trust
   fbo D. Harris           62,100                  62,100                      62,100           1,174
W.W.Harris 1975 Trust
   fbo B. Harris              600                     600                         600              11
W.W.Harris 1975 Trust
   fbo D. Harris Daniel       600                     600                         600              11
Sid Barrows Grand-
   Children Trust           2,615                   2,615                       2,615              49
2029, LP                  267,967                 267,967                     267,967           5,066
Benjamin Family Trust      48,704                  48,704                      48,704             921
David Family Trust         48,704                  48,704                      48,704             921



                                                                      Appendix A
                                                                      ----------
                                                                    Page 8 of 10

                               Pittway Corporation
                                  Common Stock
                           Share Ownership Information
                           ---------------------------


                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
Neison Harris Trust       415,980    415,980                     415,980                        7,856
King Harris Trust         216,444    216,444                     216,444                        4,092
Bette D. Harris Trust      19,500     19,500                      19,500                          369
Toni Paul Agency Trust    217,626                 217,626                      217,626          4,115
Katherine P Harris Trust  207,458    207,458                     207,458                        3,923
Bette D. Harris Trust
   For John Harris         14,618                  14,618                       14,618            276
Bette D. Harris Trust
   For Charles Paul         3,055                   3,055                        3,055             58
Bette D. Harris Trust
   For Kelly Paul           3,055                   3,055                        3,055             58
Bette D. Harris Trust
   For Alan Paul            3,054                   3,054                        3,054             58
Bette D. Harris Trust
   For Laurie Paul          3,054                   3,054                        3,054             58
K.Harris Childrens Trust   50,100                  50,100                       50,100            947
Toni Paul Children's
   Trust for C. Paul        8,672                   8,672                        8,672            164
Toni Paul Children's
   Trust for K. Paul        8,672                   8,672                        8,672            164




                                                                      Appendix A
                                                                      ----------
                                                                    Page 9 of 10

                               Pittway Corporation
                                  Common Stock
                           Share Ownership Information
                           ---------------------------


                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
Toni Paul Children'
   Trust for A. Paul        8,672                   8,672                       8,672              164
Toni Paul Children's
   Trust for L. Paul        8,672                   8,672                       8,672              164
Pam Szokol Trust           30,236     30,236                      30,236                           572
Wm. J. Friend Trust        40,164                  40,164                      40,164              759
Scott Friend Trust         29,860                  29,860                      29,860              564
John B. Harris Trust       11,672                  11,672                      11,672              221
K. Harris Custodian
   For Charles Paul         4,298      4,298                       4,298                            81
K. Harris Custodian
   For Kelly Paul           4,148      4,148                       4,148                            78
K.P. Harris Family Fd
   For Wm. J. Friend       34,788                  34,788                      34,788              658
K.P. Harris Family Fd
   For P.F. Szokol         34,788                  34,788                      34,788              658
K.P. Harris Family Fd
   For S.C. Friend         34,788                  34,788                      34,788              658
King Harris Family Fd
   For John Harris        105,836                 105,836                     105,836            2,001
Toni Paul Family Fd
   For C.H. Paul           25,877                  25,877                      25,877              489



                                                                      Appendix A
                                                                      ----------
                                                                   Page 10 of 10

                               Pittway Corporation
                                  Common Stock
                           Share Ownership Information
                           ---------------------------


                        Shares                                                                Shares
                        Benefi-                                                            Reserved for
 *Name of               cially     Sole Power   Shared Power   Sole Power   Shared Power    Charitable
Stockholder              Owned     to Dispose   to Dispose      to Vote       to Vote      Contribution
-----------              -----     ----------   ----------      -------       -------      ------------
Toni Paul Family Fd
   For K.L. Paul           25,877                  25,877                      25,877             489
Toni Paul Family Fd
   For A.H. Paul           25,877                  25,877                      25,877             489
Toni Paul Family Fd
   For L.B. Paul           25,877                  25,877                      25,877             489
                        ---------  ---------    ---------      ---------    ---------        --------
Total Common Stock      4,166,518    898,064    3,268,454        894,064    3,268,454          78,776
                        ---------  ---------    ---------      ---------    ---------        --------



[FN]

*Note: To the extent that any Stockholder shall utilize less than this full number of reserved shares, the number of reserved shares for another Stockholder may be increased. In no event, shall the aggregate number of shares reserved by all Stockholders shares be increased.


                                                                      Appendix B
                                                                      ----------

                       Address for Notice to Stockholders
                       ----------------------------------



with a copy to:

Sidley & Austin
Bank One Plaza
10 S. Dearborn Street
Chicago, Illinois  60603
Attention:  Thomas A. Cole
Telecopy:  (312) 853-7036

Stockholder Agreement signature pages.


Neison Harris Trust f/b/o Neison Harris
By: _____________________________________
      Neison Harris, as Trustee and individually


King Harris Trust of 1990 f/b/o King W. Harris
By: _____________________________________
      King W. Harris, as Trustee and  individually


Sid Barrows Grandchildren's Trust
By: _____________________________________
      June H. Barrows, as Trustee


Daniel Meyer Trust f/b/o Daniel Meyer
By: ______________________________________
      Jerome Kahn, Jr., as co-Trustee
and ______________________________________

      Daniel Meyer, as co-Trustee and individually


VHP-James 76 Trust

By: ____________________________________
      Jerome Kahn, Jr., as co-Trustee
and ____________________________________
      Jack Polsky, as co-Trustee


VHP-Jack 76 Trust
By: _____________________________________
      Michael S. Resnick, as co-Trustee
and ____________________________________
      Jack Polsky, as co-Trustee and individually


VHP-Charles 76 Trust
By: _____________________________________
      Michael S. Resnick, as co-Trustee
and _____________________________________
      Jack Polsky, as co-Trustee

VHP-George 76 Trust
By: _____________________________________
      Michael S. Resnick, as co-Trustee
and _____________________________________
      Jack Polsky, as co-Trustee


VHP-Jean 76 Trust
By: _____________________________________
      Michael S. Resnick, as co-Trustee
and _____________________________________
      Jack Polsky, as co-Trustee


Virginia H. Polsky Trust dtd 12/29/75 f/b/o Jean Polsky
By: _____________________________________
      Jerome Kahn, Jr., as co-Trustee
and _____________________________________
      Jack Polsky, as co-Trustee


Irving B. Harris Trust dtd 2/27/74 f/b/o Jean Polsky
By: _____________________________________
      Virginia H. Polsky, as Trustee and individually


Bette D. Harris Trust f/b/o Bette D. Harris
By: _____________________________________
      Bette D. Harris, as Trustee and individually


----------------------------------------
Toni H. Paul


Katherine Harris Trust f/b/o Katherine Harris
By: _____________________________________
      Katherine Harris, as co-Trustee and individually
and _____________________________________
      King W. Harris, as co-Trustee


Nancy Meyer Trust f/b/o Nancy Meyer
By: _____________________________________
      Nancy Meyer, as co-Trustee and individually
and _____________________________________
      Jerome Kahn, Jr., as co-Trustee

Bette D. Harris Trust dtd 1/13/59 f/b/o John B. Harris
By: _____________________________________
      Katherine Harris, as co-Trustee
and _____________________________________
      King W. Harris, as co-Trustee


Bette D. Harris Trust dtd 1/13/59 f/b/o Charles H. Paul
By: _____________________________________
      Katherine Harris, as co-Trustee
and _____________________________________
      King W. Harris, as co-Trustee


Bette D. Harris Trust dtd 1/13/59 f/b/o Kelly L. Paul
By: _____________________________________
      Katherine Harris, as co-Trustee
and _____________________________________
      King W. Harris, as co-Trustee


Bette D. Harris Trust dtd 1/13/59 f/b/o Alan H. Paul
By: _____________________________________
      Katherine Harris, as co-Trustee
and _____________________________________
      and King W. Harris, as co-Trustee


Bette D. Harris Trust dtd 1/13/59 f/b/o Laurie B. Paul
By: _____________________________________
      Katherine Harris, as co-Trustee
and _____________________________________
      and King W. Harris, as co-Trustee


King W. Harris Children's Trust
By: _____________________________________
      Katherine Harris, as co-Trustee
and _____________________________________
      Robert L. Barrows, as co-Trustee


Toni H. Paul Children's Trust f/b/o Charles H. Paul
By: _____________________________________
      King W. Harris, as co-Trustee
and _____________________________________
      Katherine Harris, as co-Trustee

Toni H. Paul Children's Trust f/b/o Kelly L. Paul
By: _____________________________________
      King W. Harris, as co-Trustee
and _____________________________________
      Katherine Harris, as co-Trustee


Toni H. Paul Children's Trust f/b/o Alan H. Paul
By:  ____________________________________
       King W. Harris, as co-Trustee
and  ____________________________________
      Katherine Harris, as co-Trustee


Toni H. Paul Children's Trust f/b/o Laurie B. Paul
By:  ____________________________________
      King W. Harris, as co-Trustee
and  ____________________________________
      Katherine Harris, as co-Trustee


Pam F. Szokol Trust f/b/o Pam F. Szokol
By:  ____________________________________
      Pam F. Szokol, as co-Trustee and individually
and  ____________________________________
      King W. Harris, as co-Trustee


William J. Friend Trust f/b/o William J. Friend
By:  ____________________________________
      William J. Friend, as Trustee
and  ____________________________________
      King W. Harris, as Trustee


Scott C. Friend Trust f/b/o Scott C. Friend
By:  ____________________________________
      King W. Harris, as co-Trustee
and  ____________________________________
      Scott C. Friend, as co-Trustee and individually


John B. Harris Trust f/b/o John B. Harris
By:  ____________________________________
      King W. Harris, as co-Trustee
and  ____________________________________
      John B. Harris, as co-Trustee and individually

----------------------------------------
King W. Harris, as Custodian for Charles H. Paul

----------------------------------------
King W. Harris, as Custodian for Kelly L. Paul


Resurgent Investors L.P.
By:  ____________________________________
      Neison Harris, as co-general partner
and  ____________________________________
      Bette D. Harris, as co-general partner


Neison Harris Trust dtd 1/12/54 f/b/o Pam F. Szokol
By: _____________________________________
      Katherine Harris, as co-Trustee
and  ____________________________________
      King W. Harris, as co-Trustee
and American National Bank
       by:__________________________________
            Title:


Neison Harris Trust dtd 1/12/54 f/b/o Scott C. Friend
By: _____________________________________
      Katherine Harris, as co-Trustee
And _____________________________________
      King W. Harris, as co-Trustee
and  American National Bank
        by__________________________________
           Title:


Neison Harris Trust dtd 1/12/54 f/b/o John B. Harris
By: _____________________________________
      Katherine Harris, as co-Trustee
And _____________________________________
      King W. Harris, as co-Trustee
and American National Bank
        by___________________________________
           Title:

Neison Harris Trust dtd 1/12/54 f/b/o Charles H. Paul
By: _____________________________________
      Katherine Harris, as co-Trustee
and  _____________________________________
      King W. Harris, as co-Trustee
and American National Bank
       by:__________________________________
            Title:


Neison Harris Trust dtd 1/12/54 f/b/o Kelly L. Paul
By: _____________________________________
      Katherine Harris, as co-Trustee
And _____________________________________
      King W. Harris, as co-Trustee
and American National Bank
       by:__________________________________
            Title:


Neison Trust dtd 1/12/54 f/b/o Alan H. Paul
By: ____________________________________
      Katherine Harris, as co-Trustee
and  ____________________________________
      King W. Harris, as co-Trustee
and American National Bank
       by:__________________________________
            Title:


Neison Trust dtd 1/12/54 f/b/o Laurie B. Paul
By: ____________________________________
      Katherine Harris, as co-Trustee
And ____________________________________
      King W. Harris, as co-Trustee
and American National Bank
       by:__________________________________
            Title:


Mary Ann Barrows Wark Revocable Trust
By: ____________________________________
      Mary Ann Barrows Wark, as co-Trustee and individually
And ____________________________________
      David Wark, as co-Trustee

      ------------------------------------
      Patricia Barrows Rosbrow, individually, including, without limitation, any community property interest

      ------------------------------------
      Thomas Rosbrow, individually, including, without limitation, any community property interest

      ------------------------------------
      Donna E. Barrows

      ------------------------------------
      Robert L. Barrows

Trust u/w/of Mildred Harris f/b/o Patricia Barrows Rosbrow
By: _____________________________________
      Irving B. Harris, as co-Trustee
And _____________________________________
      Neison Harris, as co-Trustee


Trust u/w/of Mildred Harris f/b/o William H. Barrows
By: _____________________________________
      Irving B. Harris, as co-Trustee
And _____________________________________
      Neison Harris, as co-Trustee


Jerome Kahn, Jr. Revocable Trust
By: ____________________________________
      Jerome Kahn, Jr., as Trustee and individually

Irving Harris Foundation
By: ____________________________________
      William W. Harris, as President, Treasurer and a director

Harris Foundation
By: ____________________________________
      Irving B. Harris, as Chairman, Treasurer and a Trustee

Benjamin Harris Investment Trust
By: ____________________________________
      William W. Harris, as co-Trustee
And ____________________________________
      Benjamin Harris, as co-Trustee

IBH - Benjamin 74 Trust
By: ___________________________________
      William W. Harris, as co-Trustee
and ___________________________________
      Benjamin Harris, as co-Trustee
and ___________________________________
      Jerome Kahn, Jr., as co-Trustee


IBH - David 74 Trust
By: ___________________________________
      William W. Harris, as co-Trustee
And ___________________________________
      David Harris, as co-Trustee
and ___________________________________
      Jerome Kahn, Jr., as co-Trustee


WWH - Benjamin 76 Trust
By: ____________________________________
      Jerome Kahn, Jr., as co-Trustee
And ____________________________________
      Benjamin Harris, as co-Trustee


WWH - David 76 Trust
By: ____________________________________
      Jerome Kahn, Jr., as co-Trustee
And ____________________________________
      David Harris, as co-Trustee


Benjamin 75 Trust
By: ____________________________________
      Jerome Kahn, Jr., as co-Trustee
And ____________________________________
      Benjamin Harris, as co-Trustee


David 75 Trust
By:  ____________________________________
     Jerome Kahn, Jr., as co-Trustee
And ____________________________________
      David Harris, as co-Trustee

----------------------------------------
Katherine Harris


----------------------------------------
Neison Harris


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King W. Harris


----------------------------------------
Bette D. Harris


----------------------------------------
Pam F. Szokol


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William J. Friend


Thomas Meyer Trust f/b/o Thomas Meyer
By:  ___________________________________
     Thomas Meyer, as Trustee and individually


Julie Stevenson, individually, including, without limitation, any community property interest

--------------------------------------
Julie Stevenson, individually, including, without limitation, any community property interest

James Polsky Investment Trust f/b/o James Polsky
By: ___________________________________

      James Polsky, as Trustee and individually

Jack Polsky Investment Trust f/b/o Jack Polsky
By: ___________________________________
      Jack Polsky, as Trustee and individually

Charles Polsky Investment Trust f/b/o Charles Polsky
By: ___________________________________
      Charles Polsky, as Trustee and individually


George Polsky Investment Trust f/b/o George Polsky
By: ____________________________________
      George Polsky, as Trustee and individually


Jean Polsky Investment Trust f/b/o Jean Polsky
By: ___________________________________
      Jean Polsky, as Trustee and individually


Rosetta W. Harris CL Trust A
By: ____________________________________
      Jack Polsky, as co-Trustee
And ____________________________________
      William W. Harris, as co-Trustee
And ____________________________________
      Neison Harris, as co-Trustee


Rosetta W. Harris CL Trust B
By: ____________________________________
      Jack Polsky, as co-Trustee
And ____________________________________
      William W. Harris, as co-Trustee
And ____________________________________
      Neison Harris, as co-Trustee


Rosetta W. Harris CL Trust C
By: ____________________________________
      Jack Polsky, as co-Trustee
And ____________________________________
      William W. Harris, as co-Trustee
And ____________________________________
      Neison Harris, as co-Trustee

Joan W. Harris Revocable Trust
By: ____________________________________
      Joan W. Harris, as Trustee and individually

Benjamin Family Trust
By: ____________________________________
      Robie Harris, as co-Trustee
And ____________________________________
      Benjamin Harris, as co-Trustee
And ____________________________________
      David Harris, as co-Trustee
And ____________________________________
      Jerome Kahn, Jr., as co-Trustee
And ____________________________________
      Boardman Lloyd, as co-Trustee


David Family Trust
By: _____________________________________
      Robie Harris, as co-Trustee
And _____________________________________
      Benjamin Harris, as co-Trustee
And _____________________________________
      David Harris, as co-Trustee
And _____________________________________
      Jerome Kahn, Jr., as co-Trustee
And _____________________________________
      Boardman Lloyd, as co-Trustee


Bern L.P.
By: _____________________________________
      William W. Harris, as President of Portbrid Management Co., Inc., which is the corporate general partner of Bern L.P.


Wilikenia L.P.
By: ______________________________________
      Michael S. Resnick, as Vice-President of Wilikenia Management Co., which is the corporate general partner of Wilikenia L.P.


St. Louis L.P.
By: ____________________________________
      Michael S. Resnick, as Vice-President of St. Louis Management Co., which is the corporate general partner of St. Louis L.P.

By: _____________________________________
      Michael S. Resnick, as Vice-President of 2029 Management Co., which is the corporate general partner of 2029 L.P.

The Summer Fund
By:  ____________________________________
      Jack Polsky, as Vice-President

Irving Harris Foundation A
By:  ____________________________________
      Roxanne H. Frank, as Trustee

The Sidney Barrows and June H. Barrows Foundation
By:  ____________________________________
      June Barrows, as President